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                                  EXHIBIT 31.b


                     CERTIFICATE OF CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


I, Theodore Misiewicz, certify that:

1. I have reviewed this Form 10-KSB for the period ended September 30, 2004, of Morgan Beaumont, Inc. (the "Company");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

4. The Company's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in EXCHANGE ACT RULES 13a-15 and 15d-15) for the Company and have:

         (a) Designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to it by others within those entities, particularly during the period in which this report is being prepared;

         (b) Evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

         (c) Presented in this report the Company's conclusions about the effectiveness of the disclosure controls and procedures based on the Company's evaluation as of the Evaluation Date;

5. The Company's other certifying officers and I have disclosed, based on the Company's most recent evaluation, to the Company's auditors and the audit committee of Company's board of directors (or persons performing the equivalent functions):

         (a) All significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

         (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

6. The Company's other certifying officers and I have indicated in this report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of the Company's most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: November 14, 2005                      /S/ THEODORE MISIEWICZ
                                             -----------------------------------
                                             Theodore Misiewicz, Chief Financial
                                             Officer, Secretary and Director


* Provide a separate certification for each principal executive officer and principal financial officer of the Company. See Rules 13a-14(a) and 15d-14(a).


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